UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2007

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2829 Westown Parkway, Suite 100, West Des Moines, IA 50266

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (515) 223-3756

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2007, FCStone Group, Inc. (the “Company”) and certain selling stockholders (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and Banc of America Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), under which the Selling Stockholders agreed to sell to the Underwriters 1,865,042 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $50.25 per share for resale by the Underwriters in a registered public secondary offering (the “Secondary Offering”). The Company expects the Secondary Offering to close on August 8, 2007.

Under the Underwriting Agreement, the Company and certain of its executive officers and directors have agreed with the Underwriters, subject to certain exceptions, not to dispose of or hedge any shares of the Company’s common stock or securities convertible into or exchangeable for shares of such common stock, subject to certain exceptions, until November 2, 2007, except with the prior written consent of the Underwriters. The Underwriters, in their sole discretion, may release any of the securities subject to these restrictions at any time without notice.

From time to time, certain of the Underwriters and their affiliates have provided investment banking, commercial banking, financial advisory and other services to the Company and its affiliates in the ordinary course of their business, for which they have received customary fees and commissions. Harris N.A., an affiliate of BMO Capital Markets Corp., is a lender to the Company under a $15 million unsecured credit agreement used to meet margin calls, a $5.0 million facility used to secure grain deliveries, a $2.5 million letter of credit facility and a $375,000 letter of credit facility. The Underwriters and their affiliates may, from time to time, engage in transactions with and provide services to the Company and its affiliates in the ordinary course of their business. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s securities or loans, if any.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto, and is incorporated by reference herein.

Item 8.01.	Other Events.

On August 3, 2007, the Company announced the pricing of the Secondary Offering of 1,865,042 shares of its Common Stock as described in Item 1 above. The announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto and incorporated by reference herein.

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In connection with the Secondary Offering, the following exhibits are filed herewith and incorporated by reference into the Company’s previously filed Registration Statement on Form S-3 (File No. 333-144429) covering the Secondary Offering: (1) the opinion of Stinson Morrison Hecker LLP as to the legality of the Common Stock being sold by the Selling Stockholders, attached as Exhibit 5.1 hereto; and (2) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement, attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated August 3, 2007.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Stock.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

99.1	Press Release dated August 3, 2007.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: August 3, 2007

	By:	/s/ Robert V. Johnson
Robert V. Johnson
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement dated August 3, 2007.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Stock.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

99.1	Press Release dated August 3, 2007.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

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